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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 30, 1999


                        AMERICAN TECHNOLOGIES GROUP, INC.
             (Exact name of registrant as specified in its charter)



            NEVADA                        0-23268                95-4307525
(State or other jurisdiction of         (Commission            (IRS. Employer
incorporation or organization)          File Number)         Identification No.)



                 1017 SOUTH MOUNTAIN AVENUE, MONROVIA, CA. 91016
               (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code: (626) 357-5000



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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS


(a)      1.       A) As part of the continuing efforts of American Technologies
Group, Inc. (the "Company") to reduce its expenses, on August 30, 1999 the Company appointed Corbin & Wertz as its independent auditor and accepted the resignation of Arthur Andersen LLP ("Andersen").

B) The reports of Andersen on the Company's financial statements as of and for the years ended July 31, 1998 and 1997 contained modifications that raised concerns regarding the Company's ability to continue as a going concern.

C) During the Company's two most recent fiscal years and through August 30, 1999, the Company had no reportable disagreement(s) with Andersen with respect to accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Andersen would have caused Andersen to make reference to the subject matter of such disagreement(s) in connection with its reports.

D) During the Company's two most recent fiscal years and through August 30, 1999, Andersen has not advised the Company of any reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.


(a)      2.       As set forth above, Corbin & Wertz were engaged effective
August 30, 1999. During the Company's two most recent fiscal years and through August 30, 1999, neither the Company nor anyone acting on its behalf consulted Corbin & Wertz with respect to an issue, disagreement or reportable event described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-B.

(a)      3.       Prior to filing this report, the Company provided Andersen with a copy of the disclosure made herein and requested Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether or not Andersen agrees to such disclosures.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         EXHIBITS

         16         Letter re change in certifying accountant.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            AMERICAN TECHNOLOGIES GROUP, INC.



                                            By:/s/ Lawrence J. Brady
                                               ------------------------------
                                               Lawrence J. Brady
                                               Chairman of the Board and
                                               Chief Executive Officer



                                            Date: September 7, 1999


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